Salomon Brothers Institutional High Yield Bond Fund
Salomon Brothers Institutional Emerging Markets Debt Fund


Sub-Item 77Q1  (Exhibits)
Registrant incorporates by reference Registrant's 497 Supplement
"dated October 2, 2006 filed on October 2, 2006."
(Accession No. 0001193125-06-200687)


Sub-Item 77Q1  (Exhibits)
Registrant incorporates by reference Registrant's 497 Supplement
"dated October 2, 2006 filed on October 2, 2006."
(Accession No. 0001193125-06-200700)